Exhibit 10.10

Translation of Executive Employment Contract

Party A:	Shandong Taiying Technology Co., Ltd.

Legal Representative: Gary WANG

Address: 1366 Zhongtianmen Dajie

High-tech Zone, Taian City, Shandong, China

Postal Code: 271000

Party B:	Youhang PENG

ID Card/Passport No.:

Home Address:

Postal Code:

Telephone:

Party A and Party B (hereinafter referred to as the “Parties”) have entered into this employment contract (“Contract”) on the basis of equal, voluntary and mutual consultation and negotiation and in accordance with the Labor Law of the People’s Republic of China, Labor Contract Law of the People’s Republic of China and other relevant laws and regulations. Both Parties have agreed to comply with the provisions of this Contract.

ARTICLE 1

TERM

1.1	The Contract is for a fixed duration.

1.2	If this Contract is a fixed duration as specified in Section 1.1.1, this Contract shall commence on July 15, 2010 and terminate on July 31, 2013.

ARTICLE 2

JOB DESCRIPTION

2.1	Upon execution of this Contract, Party B’s post (or position) is the Chief Financial Officer, at the following location: Mainland China and USA.

2.2	Party B has agreed Party A to arrange Party B’s work assignment according to the requirements during the term of this Contract, and Party B must complete the required quantity, quality target or work assignment pursuant to the duties of the post (or position) in which Party B engages as well as the relevant requirements. When performing this Contract, Party B may not exceed its scope of authority assigned to it by Party A. Party B has agreed that during the term of this Contract:

(a)	comply with the provisions herein, relevant laws and regulations and all of Party A’s rules and regulations,

(b)	during the prescribed work time, it shall exert all efforts, capabilities and technique to perform the obligations under this Contract; apart from ensuring its own work being up to the duty criterion for the post as set by Party A, it shall also complete the temporary work additional to its own work as arranged by Party A and, use its best efforts to assist Party A to meet or exceed the contemplated commercial purposes; and

(1.) contact, negotiate and discuss with people working in the NASDAQ Stock Exchange and the U.S. capital markets;

(2.) Cooperate with the U.S. institutional investors and promoting Tai Shan Communications, Inc. stock to mutual funds, hedge funds, insurance companies, pension funds, and university endowment funds;

(3.) Contact and cooperate with U.S. investment banks to help marketing the company and raise capital, develop strategic plan and growth targets;

(4.) Responsible for dealing with U.S. Securities and Exchanges Commission’s legal, regulatory, compliance and many other issues;

(5.) participate in the international conference organized by investment banking firms;

(6.) In charge of investor relations, response to U.S. news media and investors inquiry;

(7.) Develop and direct financial plans, company’s strategic business plan, company growth goal, and market opportunities and direction;

(8.) Establish and maintain stable cash flow management policies and procedures, and ensure cash resources are available for daily operations and business and product development;

(9.) Set-up and/or oversee all financial and operational controls and metrics within the organization;

(10.) Analyze current and future business operations and plans to determine financial effectiveness;

(c)	Party B shall not engage in activities which may harm Party A’s interests, nor try to obtain private profit for itself or others, directly or indirectly, by utilizing its position or authority in Party A.

ARTICLE 3

WORKING HOURS AND PAID HOLIDAYS

3.1	Upon execution of this Contract, subject to the requirements of Party B’s post (or position), Party B’s working hours shall be general standard: 8 hours each working day, general not excess of 40 hours in one week. Or depends on specific work requirements, basing on consensus from both Parties, they shall agree on flexible working hours under certain condition. For Party A require Party B to extend his working time, Party A shall pay Party B appropriate overtime.

3.2	Party B shall be entitled to paid public holidays.

ARTICLE 4

REMUNERATION

4.1	Party A shall provide Party B with salary and treatment corresponding to Party B’s post (or position) and commensurate with Party B’s experience.

4.2	During the term of this Contract, Party B’s salary shall be paid monthly by means of cash, bank transfer or any other method. Such payment shall include any allowances or subsidies, including but not limited to transportation allowance and subsidies, etc.

4.3	Where Party B suffers from a disease or has sustained an injury that is not work-related, Party A shall offer Party B the sick pay, disease redress expenses and medical treatment during the medical treatment period, subject to Party A’s regulations and relevant provisions of local governmental authorities.

4.4	Subject to applicable laws and regulations, Party A may withhold or deduct of the following fees or amounts from Party B’s salaries, other remuneration or expenses reimbursement: (a) any amount Party B owes Party A; and/or (b) for other legal purpose.

4.5	Party B agrees to abide by Party A’s privacy rules related to employees’ compensation. Without Party A’s consent, Party B shall not disclose any information related to employees’ compensation to public.

ARTICLE 5

MEDICAL SECURITY

5.1	If Party B suffers from any work-related injury or occupational disease, Party B shall be entitled to compensation and treatment.

ARTICLE 6

INCENTIVE STOCK OPTION

6.1	Party A agree to grant Party B total 210,000 shares of stock options of TAI SHAN COMMUNICATIONS, INC. (hereinafter refer to “Stock Options”) during Party B’s employment term (July 15, 2010 to July 30, 2013). The exercise price of Stock Options shall be the same as its initial public offering price.

6.2	The delivery date of Stock Option (refer as to “Delivery Date”) is:

(1) January 2, 2011; or

(2) The second day after TAI SHAN COMMUNICATIONS, INC. completes its IPO in NASDAQ.

The Delivery Date shall be the later of the two date hereinbefore.

6.3	The Stock Option shall only take effect on the premise of achievement of Delivery Date in Article 6.2, which will be vested in three different time. The First 70,000 shares will be vested on the Delivery Date. The second 70,000 shares will be vested on July 15, 2012, and the third 70,000 shares will be vested on July 15, 2013.

6.4	If Party B has been dismissed by Party A within his three-year employment term, or Party A has been acquired by other entity, then the total Stock Option or the remaining shares that still not take effect will be effective immediately on the date of termination of employment or on the date of acquisition. And then, the arrangement for the Stock Option in Article 6.3 is void automatically

ARTICLE 7

TERMINATION AND DISSOLUTION

7.1	This Contract may be terminated, dissolved or renewed by either Party.

7.2	Where Party B has incurred losses as a result of Party A’s dissolution of this Contract in violation of the provisions herein, Party A shall bear the indemnification liabilities.

7.3	Upon dissolution or termination of this Contract by the Parties for any reason, Party B shall immediately cease all activities conducted in the name of Party A, complete outstanding business as per Party A’s requests, settle all accounts, carry out work handover, and return all Party A’s properties.

7.4	Upon dissolution or termination of this Contract, Party B shall follow the termination procedures prescribed by Party A, carry out work handover (including returning properties). Any indemnification liabilities borne by Party A shall be paid to Party B upon completion of the work handover.

7.5	Upon dissolution or termination of this Contract, Party A shall issue labor contract termination certificate evidencing such termination.

ARTICLE 8

SETTLEMENT OF LABOR DISPUTE

Labor disputes arising from the performance of this Contract shall be first settled by the Parties through friendly consultation; should the consultation fail, either party may submit such labor dispute to the court that has jurisdiction.

ARTICLE 9

OTHER AGREEMENTS

Any other confidentiality and noncompete agreement, employee handbook, company ethical standards, labor discipline and punishment regulations, directors, executives and employees signed a confidential information and share transfer agreement, which agreements shall signed as separately and shall be used as the annex to this agreement.

ARTICLE 10

MISCELLANEOUS

10.1	This Contract shall have its Chinese version as the authentic version. This Contract shall be executed in counterparts and two (2) copies, with each of Party A and Party B keeping one (1) copy. Each of the two (2) copies of this Contract shall be equal in legal force.

10.2	This Contract constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous unperformed employment contract, or relevant stipulations and agreements. Upon effective of this Contract, any prior agreements or understanding between the Parties shall cease to be effective. This Contract governs all issues relating to this subject matter between the Parties.

[Signature Page Follows.]

IN WITNESS WHEREOF each of the Parties hereto has caused this Contract to be executed by its duly authorized representative on the date set forth below.

Party A (Seal):	Party B:	/s/ Youhang PENG

Legal Representative or Entrusted Agent (Signature/Seal):

Date of Execution:		Date of Execution: